EXHIBIT 13.1

RULE 13a-14(b) CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18 of the United States Code ) each of the undersigned officers of National Grid plc, a public limited company incorporated under the laws of England and Wales (the “Company”), hereby certifies to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ending March 31, 2013 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 10 June 2013	/s/ Steve Holliday
Steve Holliday
Title: Chief Executive
National Grid plc

Date: 10 June 2013	/s/ Andrew Bonfield
Andrew Bonfield
Title: Finance Director
National Grid plc